UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

---------------------------------------- :
IN RE:                                   :      CHAPTER 11
                                         :
TECTONIC NETWORK, INC., and              :      CASE NO. 05-78966
TECTONIC SOLUTIONS, INC.,.,              :      CASE NO. 05-78955
                                         :
         Debtors.                        :      JUDGE MASSEY
                                         :
                                         :      (Jointly Administered Under
                                         :      CASE NO. 05-78966)
                                         :
                                         :
TECTONIC NETWORK, INC., and              :
TECTONIC SOLUTIONS, INC.                 :
                                         :
         Movants,                        :
                                         :      CONTESTED MATTER
         v.                              :
                                         :
LAURUS MASTER FUND, LTD.,                :
                                         :
         Respondent.                     :
---------------------------------------- :

                     MOTION FOR ORDER SHORTENING NOTICE AND
                    EXPEDITING HEARING ON AMENDED SALE MOTION

      COMES NOW Tectonic Network, Inc. and Tectonic Solutions, Inc., the Chapter 11 debtors and debtors-in-possession herein (collectively, "Debtors"), by and through the undersigned counsel, and file this Motion for Order Shortening Notice and Expediting Hearing on the relief requested in the Debtors' "Amended Motion for Order (1) Authorizing Sale of Assets Free and Clear of Liens, Claims, and Encumbrances under Section 363 of the Bankruptcy Code; (2) Approving Terms for Submission of Competing Offers and Auction Procedures; (3) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Pursuant to Section 365 of the Bankruptcy Code; and (4) Authorizing Rejection of Certain Executory Contracts and Unexpired Leases (the "Sale Motion"). Specifically, Debtors request shortened notice and expedited hearing regarding the request to approve the sale of substantially all of the assets of these estates free and clear of liens, claims, and encumbrances and approval of the assumption and assignment of certain unexpired leases and executory contracts pursuant to Section 365 of the Bankruptcy Code (conditioned on the closing of the Sale), and the approval of the rejection of certain unexpired leases and executory contracts, all as set forth in more detail above and in the Sale Motion. In support of this Motion for Expedited Hearing, Debtors show the Court as follows:

                                  INTRODUCTION

      1. On October 3, 2005 (the "Petition Date"), each Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. Each Debtor continues to operate as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. Each Debtor operates from its principal places of business located at 400 Perimeter Center Terrace, Suite 900, Atlanta, Georgia 30346, and at 2501 Ninth Street, #102 Berkeley, California 94710.

      2. No trustee or examiner has been appointed in this case.

      3. This Court has jurisdiction over this Motion pursuant to 28 U.S.C. ss.ss. 157(b) and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. This matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(A) and (N).

      4. The statutory predicates for the relief requested herein are sections 105 and 363 of the Bankruptcy Code and Rule 4001 of the Federal Rules of Bankruptcy Procedure.

                                   BACKGROUND

      5. Tectonic Network, Inc., formerly Return on Investment Corporation ("ROI" or "Tectonic Network") had two primary operating subsidiaries through February 2005: (i) Tectonic Solutions, Inc. ("Tectonic Solutions") which develops and markets building product information solutions for the construction industry including the virtualization of building product manufacturers product lines for insertion into 3D computer aided design models, printed directories, a searchable online building product information database, an online studio for the search, visualization and selection of carpet, paint and other textiles and customized web based solutions for organizing building product manufacturer databases for easier search and selection and (ii) GO Software, Inc. ("GO") which develops and markets software and services for credit card, debit card and check transactions processing with offerings including payment processing software for virtually any computing platform, including Windows, Unix and Linux.


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

      6. On December 6, 2004, ROI and GO entered into an Asset Purchase Agreement with VeriFone, Inc. ("VeriFone") pursuant to which VeriFone purchased substantially all of GO's assets on February 28, 2005. This divestiture was part of ROI's new business strategy to focus on its construction information product offerings. Following the sale of GO, ROI also changed its name from Return on Investment Corporation to Tectonic Network, Inc. to more appropriately reflect its new market focus.

      7. Historically, Tectonic Network functioned as a holding company with businesses in both the payment processing and, more recently, the construction information industries. These industries are unrelated and are not synergistic in nature. Management believed that future prospects would be greatly enhanced by focusing on the construction information industry rather than the payment processing industry. While GO had achieved success, achieving revenue growth and becoming a market leader, management recognized that competitors in the payment processing industry have much greater financial resources and that the continued success of GO would be put at risk due without substantial additional capital investment. Thus, management believed that it was in the best interests of the Debtors to pursue a path where the odds of future success appear to be greatly improved. The construction information industry is a highly fragmented industry with numerous opportunities for growth and service needs that are not yet served by the marketplace.


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

      8. Debtors have two primary sources of revenue: (1) consulting fees and
(2) advertising revenue. Consulting fees are earned by providing services to customers, including services primarily in the development of customizable web sites for building product manufacturers or from 3D virtualization of building product manufacturers product lines for insertion into 3D computer aided design models as well as database analysis and website design. Advertising revenue is generated from the listings of advertisements in print and electronic directories, the sale of banner, sponsorship, and text-link advertisements, including sponsored search advertisements and by photographing and displaying products, including their attributes, on our proprietary websites.

      9. On January 11, 2005, Debtors completed a financing transaction with Laurus Master Fund, Ltd. ("Laurus" or the "Existing Secured Lender") pursuant to the terms of a Security Agreement (the "Security Agreement"), dated as of January 10, 2005, by and among ROI, Laurus and ROI's wholly-owned subsidiaries, GO and Tectonic Solutions. Pursuant to the Security Agreement, ROI, GO and Tectonic Solutions issued and sold to Laurus (i) a Secured Convertible Term Note (the "Term Note") in the principal amount of $4 million, which is convertible into ROI's common stock, and (ii) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum Borrowing Note (the "Minimum Borrowing Note" and together with the Revolving Note and the Term Note, the "Notes") in the aggregate principal amount of $1.5 million, which are convertible into ROI's common stock. ROI also issued to Laurus a warrant (the "Warrant") to purchase, at any time prior to January 9, 2012, 750,000 shares of ROI's common stock at a purchase price of $2.36 per share.

      10. The Notes appear to be secured by a first priority lien on the assets of ROI, GO and Tectonic Solutions. As a part of granting the first priority lien on its assets, ROI entered into a Stock Pledge Agreement (the "Stock Pledge Agreement"), dated as of January 10, 2005, with Laurus, pursuant to which ROI pledged the capital stock of GO and Tectonic Solutions as security for the loans from Laurus. Furthermore, pursuant to a Side Letter Agreement (the "Side Letter"), dated as of January 10, 2005, by and among ROI, GO, Tectonic Solutions and Laurus, Laurus agreed to release its security interest (i) in GO's assets in the event that all or substantially all of GO's assets are sold or (ii) in the capital stock of GO in the event that the Company sells all of the capital stock of GO. Generally, the release of Laurus' security interest pursuant to the Side Letter is conditioned upon (i) ROI or GO depositing an amount of cash into a blocked account sufficient to repay the Term Note, (ii) Laurus' receipt of funds sufficient to reduce the amounts outstanding under the Revolving Note and the Minimum Borrowing Note to $500,000 and (iii) the absence of any events of default under the Security Agreement.

      11. On February 25, 2005, ROI's stockholders approved changing the Company's name to Tectonic Network, Inc. On March 10, 2005, ROI changed its name to Tectonic Network, Inc.

      12. On February 28, 2005, GO sold substantially all of its assets to VeriFone. In conjunction with the sale of the assets of GO, the Debtors met their funding obligations under the Side Letter by depositing $4,000,000 into a restricted cash account which represents the security interest of Laurus in the Term Note, and repaying $1,000,000 under the Revolving Note and the Minimum Borrowing Note to reduce the balance to $500,000. GO is entitled to payment upon certain future events and conditions of additional funds arising from the sale of its assets to VeriFone. If these events occur, the Debtors estimate that GO will be entitled to approximately $1.5 million. The only remaining creditors of GO are the secured claim of Laurus and three disputed claims in litigation, all of which the Debtors believe are subject to meritorious defenses. After resolution of these claims, Tectonic Network would be entitled to any remaining funds.

      13. As of September 30, 2005, the maximum amount available under the Revolving Note and the Minimum Borrowing Note was equal to the lesser of (i) $500,000 less any reserves required by the lender or (ii) 90% of the eligible accounts (as defined in the Security Agreement) less any reserves required by the lender. The balance on the Revolving Note and the Minimum Borrowing Note as of September 30, 2005 amounted to $500,000. As of September 30, 2005 Debtors estimate that the eligible accounts total approximately $570,000.

      14. After the closing of the sale of assets of GO and after the name change of ROI to Tectonic Network, Inc., Debtors conducted their information management services and software development business with product and service offerings targeted to the construction industry through Tectonic Network, Inc. Debtors believe that substantially all of Tectonic Solutions, Inc.'s assets and liabilities were transferred to Tectonic Network, Inc. in February 2005 and that there are no remaining assets of Tectonic Solutions, Inc. and no remaining creditors of Tectonic Solutions, Inc. (other than Laurus's contingent guarantee claim).

      15. Debtors have agreed on terms of an asset sale with Boston Equities Corporation ("Boston Equities" or "Buyer") as set forth in a proposed Asset Purchase Agreement. Under the terms of the offer, Boston Equities will acquire the Debtors' assets for a purchase price of $1,350,000 plus any and all amounts outstanding under the DIP Loan Agreement(1) (the "Purchase Price") with a portion thereof paid pursuant to an offset of amounts outstanding under a post-petition loan and security agreement between Debtors and Boston Equities (the "Loan Agreement"), as well as other adjustments such as the payment of cure amounts from the Purchase Price. The Debtors have determined that a sale of the Debtors' assets is the best way to maximize value and that Boston Equities' offer is the "highest and best" offer currently available. Debtors and Boston Equities have executed an Asset Purchase Agreement (the "APA"), which APA is subject to, inter alia, Court approval and competitive bidding. The APA sets forth the terms and conditions on which Boston Equities is proposing to acquire all or substantially all of the Debtors' assets related to the Debtors' business in the developing and marketing of building product information solutions for the construction industry (the "Assets").

----------
(1) The Debtors are seeking approval of $130,000 in interim financing under a senior secured super-priority debtor-in-possession Loan and Security Agreement (the "DIP Loan Agreement") with Buyer.

      16. Senior operational management of the Debtors, consisting of Arol Wolford, the Chief Executive Officer and President of each of the Debtors (and owner of 24.9% of the shares of Tectonic Network), and Sherwin Krug, the Chief Financial Officer of each of the Debtors, have indicated to Boston Equities their willingness to work for Boston Equities on the understanding that they would receive the same base salary as they are currently being paid by the Debtors, which is $180,000 per annum for Mr. Wolford and $160,000 for Mr. Krug. If Boston Equities is the successful purchaser, senior operational management may be offered employment by Boston Equities on terms to be negotiated at a later date. At this time, however, there have been no agreements reached between Boston Equities and any employee, nor are such agreements a condition to the proposed sale.

      17. The Debtors intend to continue to operate in the ordinary course of business pending the completion of the sale process and then propose a plan of reorganization or liquidation.

                                RELIEF REQUESTED

      18. By this Motion, Debtors request entry of an order pursuant to Section 105(a) of the Bankruptcy Code and Rule 9006(c)(1) of the Federal Rules of Bankruptcy Procedure shortening applicable notice periods and scheduling a hearing on an expedited basis to consider the Sale Motion's request that the court approve the sale of substantially all of the assets of these estates free and clear of liens, claims, and encumbrances and approval of the assumption and assignment of certain unexpired leases and executory contracts pursuant to
Section 365 of the Bankruptcy Code (conditioned on the closing of the Sale), and the approval of the rejection of certain unexpired leases and executory contracts, all as set forth in more detail above and in the Sale Motion (the "Auction Sale and Lease Assumption/Rejection Request").

      19. The relief requested is necessary to ensure that the sale process proposed in the Sale Motion proceed on a timely basis as called for in the Asset Purchase Agreement executed by Debtors and Buyer. Due to Debtors' continued operating losses, delay of the Sale will jeopardize the likelihood of recovery and any prospects for the Assets to be sold.

                                Basis for Relief

      20. Section 105 of the Bankruptcy Code allows the Court to enter any necessary or appropriate order and provides, in part, as follows:

                  The court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.

      21. Section 105 of the Bankruptcy Code codifies the inherent equitable powers of the bankruptcy court. See Croton River Club, Inc. v. Half Moon Bay Homeowners' Assoc., Inc., (In re Croton River Club), 52 F.3d 41, 45 (2nd Cir.
1995).

      22. To require Debtors to comply with otherwise applicable time periods set forth in the Federal Rules and Bankruptcy Procedure would cause immediate and irreparable harm to the Debtors and impair the Debtors' ability to consummate the sale transaction contemplated by the Sale Motion.

      23. To notify Debtors' shareholders, Debtors propose to send notice to all shareholders of record of Debtors as of approximately September 9, 2005 and to appropriate ceding companies. Debtors will also file an 8-K with the Securities and Exchange Commission.

      24. Accordingly, Debtors respectfully request that this Court enter an order shortening applicable notice periods and scheduling a hearing on an expedited basis (during the week of October 24, 2005 through October 28, 2005) to consider the Auction Sale and Lease Assumption/Rejection Request set forth hereinabove.

      WHEREFORE, the Debtors respectfully request that this Court:

            (a)   grant the Motion for Expedited Hearing;

            (b) schedule an expedited hearing on the Auction Sale and Lease Assumption/Rejection Request; and

            (c) grant such other and further relief as the Court deems just and proper.

      Respectfully submitted this 12th day of October, 2005.

                                         LAMBERTH, CIFELLI, STOKES
                                           & STOUT, P.A.
                                         Attorneys for Debtors


                                         By: /s William D. Matthews
                                             -----------------------------
                                                Gregory D. Ellis
                                                Georgia Bar No. 245310
                                                William D. Matthews
                                                Georgia Bar No. 470865
                                         3343 Peachtree Road NE, Suite 550
                                         Atlanta, GA 30326-1022
                                         (404) 262-7373

                             CERTIFICATE OF SERVICE

      This is to certify that the undersigned has this date served a true and correct copy of the foregoing MOTION by hand delivery to the parties listed below.

            Office of the United States Trustee
            Room 362, Richard B. Russell Building
            75 Spring Street
            Atlanta, GA 30303

      This 12th day of October, 2005.

                                                      /s/ Gregory D. Ellis
                                                      --------------------
                                                        Gregory D. Ellis


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